UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2011

GLOBAL CROSSING LIMITED

(n/k/a LEVEL 3 GC LIMITED)

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction

of Incorporation)

001-16201	98-0189783
(Commission File Number)	(IRS Employer Identification No.)

Wessex House, 1st Floor 45 Reid Street, Hamilton, Bermuda	HM 12
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 4, 2011, Global Crossing Limited (n/k/a Level 3 GC Limited) (the “Company”) amalgamated with Apollo Amalgamation Sub, Ltd. (“Apollo”), a subsidiary of Level 3 Communications, Inc. (“Level 3”), pursuant to the terms and conditions of that certain Agreement and Plan of Amalgamation, dated as of April 10, 2011, by and among Level 3, Apollo and the Company (the “Amalgamation Agreement”), with the amalgamated company (the “Amalgamated Company”) continuing as a subsidiary of Level 3 (the “Amalgamation”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Amalgamation.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As a result of the Amalgamation, each outstanding common share of the Company, par value $0.01 per share (the “Common Stock”), other than shares held by Level 3 or the Company, as well as each outstanding share of the Company’s 2% cumulative senior convertible preferred shares, par value $0.10 per share (the “Preferred Stock”), was converted into the right to receive sixteen shares of Level 3 common stock (and, in the case of the Preferred Stock, an amount equal to the aggregate accrued and unpaid dividends thereon), resulting in the issuance of approximately 1,269 million shares of Level 3 common stock, par value $0.01 (the “Level 3 Common Stock”). In addition, each issued and outstanding option to purchase the Common Stock was exchanged into an option to purchase Level 3 Common Stock, and each issued and outstanding restricted stock unit covering the Common Stock vested and will settle for Level 3 Common Stock.

In connection with the consummation of the Amalgamation, the Company notified the NASDAQ Global Select Market (“NASDAQ”) and requested NASDAQ to halt the Common Stock, which traded under the symbol “GLBC”, from trading on NASDAQ prior to open of trading on October 4, 2011, withdraw the Common Stock from listing on NASDAQ prior to open of trading on October 5, 2011, and to file with the U.S. Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to report the delisting of the Common Stock. Additionally, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The foregoing description of the Amalgamation does not purport to be complete and is qualified in its entirety by reference to the Amalgamation Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the press release announcing the completion of the Amalgamation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated by reference herein. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Amalgamation constituted a “Change of Control” as defined in each of the indentures for the Company’s 12% Senior Secured Notes due 2015 (the “12% Senior Secured Notes”) and 9% Senior Notes due 2019 (the “9% Senior Notes”), as well as the indenture for the 10.75% Senior Notes due 2014 and 11.75% Senior Notes due 2014 (collectively, the “GCUK Notes”) issued by Global Crossing (UK) Finance Plc (“GCUK Finance”), a subsidiary of the Company. Pursuant to each such indenture, within 30 days following any Change of Control, the Company or GCUK Finance, as applicable, is required to commence an offer (a “Change of Control Offer”) to purchase all of the then-outstanding 12% Senior Secured Notes, 9% Senior Notes and GCUK Notes at a purchase price equal to 101% of the principal amounts thereof, plus accrued interest, if any, thereon to the date of purchase. At the time of consummation of the Amalgamation, there remained outstanding $750 million principal amount of the 12% Senior Secured Notes, $150 million principal amount of the 9% Senior Secured Notes and approximately £152 million and $194 million principal amounts of the GCUK Notes.

However, in connection with the consummation of the Amalgamation, the Company and GCUK Finance each exercised their rights to redeem the 12% Senior Secured Notes, 9% Senior Notes and the GCUK Notes, as applicable, and satisfied and discharged such notes pursuant to the terms of the indentures. Of the outstanding principal of each of the 12% Senior Secured Notes and the 9% Senior Notes, 35% first will be redeemed as a result of a qualified “Equity Offering” (as defined under the applicable indenture) by the Amalgamated Company to its new corporate parent, and then the remaining 65% of the outstanding principal of each of the 12% Senior Secured Notes and the 9% Senior Notes will be redeemed subsequently at “make-whole” prices calculating using the rate of the comparable U.S. Treasury security plus 50 basis points.

As a result, the Company and GCUK Finance are no longer obligated to, and will not, commence any Change of Control Offer.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Amalgamation, the Company notified NASDAQ and requested NASDAQ to halt the Common Stock from trading on NASDAQ prior to open of trading on October 4, 2011, withdraw the Common Stock from listing on NASDAQ prior to open of trading on October 5, 2011, and to file with the SEC a Notification of Removal from Listing and/or Registration under the Exchange Act on Form 25 to report the delisting of the Common Stock from NASDAQ. Additionally, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act ten (10) days after the filing of the Form 25 requesting the termination of registration under Section 12(g) of the Exchange Act with respect to its Common Stock and the suspension of reporting obligations under Section 15(d) of the Exchange Act, and to report that the Company’s Common Stock is no longer traded on NASDAQ.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Amalgamation, each outstanding share of Common Stock was converted into the right to receive sixteen shares of Level 3 Common Stock, and each share of Preferred Stock was converted into the right to receive sixteen shares of Level 3 Common Stock and an amount equal to the aggregate accrued and unpaid dividends thereon. In connection with the consummation of the Amalgamation, the Company notified NASDAQ and requested NASDAQ to halt the Common Stock from trading on NASDAQ prior to open of trading on October 4, 2011, withdraw the common stock from listing on NASDAQ prior to open of trading on October 5, 2011, and to file with the SEC a Notification of Removal from Listing and/or Registration under the Exchange Act on Form 25 to report the delisting of the Common Stock from NASDAQ.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. A summary comparison of the rights of holders of Level 3 Common Stock as compared to the rights of holders of the Common Stock is contained under the caption “Comparison of Rights of Level 3 Stockholders and Global Crossing Shareholders” in the Company’s proxy statement filed with the SEC on Schedule 14A on June 20, 2011, which disclosure is attached as Exhibit 99.2 to this Current Report on Form 8-K and is also incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Amalgamation Agreement, at the effective time of the Amalgamation on October 4, 2011, the Amalgamated Company became a wholly owned subsidiary of Level 3 and, accordingly, a change in control of the Company occurred. The disclosure set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effective time of the Amalgamation, the officers and directors of the Company ceased to serve as the officers and directors of the Company. None of the directors of the Company resigned because of any disagreements relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Amalgamation Agreement, at the effective time of the Amalgamation, the memorandum of association and bye-laws attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference became the memorandum of association and bye-laws of the Amalgamated Company, which was named Level 3 GC Limited.

Item 8.01.	Other Events.

A copy of the joint press release issued by the Company and Level 3 announcing the completion of the Amalgamation is attached hereto as Exhibit 99.1.

Item 9.01(d).    Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Amalgamation, dated as of April 10, 2011, among Level 3 Communications, Inc., Apollo Amalgamation Sub, Ltd. and Global Crossing Limited (“GCL”) (incorporated by reference to Exhibit 2.1 of GCL’s Current Report on Form 8-K filed on April 14, 2011).

3.1	Memorandum of Association of Level 3 GC Limited (filed herewith).

3.2	Bye-laws of Level 3 GC Limited (filed herewith).

99.1	Joint Press Release of GCL and Level 3 Communications, Inc. dated October 4, 2011 (filed herewith).

99.2	Disclosure contained under the caption “Comparison of Rights of Level 3 Stockholders and Global Crossing Shareholders” in GCL’s proxy statement filed with the SEC on Schedule 14A on June 20, 2011 (incorporated by reference to such caption in GCL’s proxy statement on Schedule 14A filed with the SEC on June 20, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 GC LIMITED (as successor in interest to Global Crossing Limited)

Dated: October 4, 2011	By:	/s/ Neil Eckstein
Neil Eckstein
Senior Vice President